EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 1, 1999, except with respect to Notes 2 and 10 as to which the date is March 5, 1999 and with respect to Note 7 as to which the date is March 29, 1999, included in The Leslie Fay Company, Inc.'s Form 10-K for the fiscal year ended January 2, 1999 and to all references to our Firm included in this registration statement.


                                        Arthur Andersen LLP


New York, New York
October 27, 1999